ASSET PURCHASE AGREEMENT                 Conformed Copy


         ASSET PURCHASE AGREEMENT dated as of April 13, 1999 (the "Agreement"), by and between CHRYSALIS HOTELS & RESORTS, CORP., a Florida corporation ("CHRYSALIS"), and James Lucas, a single person, Glenn Kimball and Paulette Kimball, husband and wife, Marek Niczyporuk, a single person, James L. Quinn and Barbara Baker Quinn, husband and wife, Herbert J. Walker and Patricia A. Walker, husband and wife, Alva D. Cravens and Kirstin Cravens, husband and wife (collectively, the "KRISTAL GROUP").

                                    RECITALS

         A. CHRYSALIS desires to acquire certain assets of KRISTAL GROUP (the "Acquired Assets" as defined in Section 1.1), all on the terms and subject to the conditions hereinafter set forth.

         B. KRISTAL GROUP desires to sell such assets to CHRYSALIS, on the terms and subject to the conditions hereinafter set forth.

         INTENDING TO BE LEGALLY BOUND, and in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, CHRYSALIS and KRISTAL GROUP hereby agree as follows:

                                    ARTICLE I
                 ACQUISITION AND DISPOSITION OF ACQUIRED ASSETS

         1.1 Acquired Assets. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), KRISTAL GROUP shall sell, convey, transfer, assign and deliver to CHRYSALIS, and CHRYSALIS shall purchase, acquire and accept from KRISTAL GROUP, certain assets owned by KRISTAL GROUP as follows:

                  1.1.1 KRISTAL GROUP  Intellectual  Property.  "KRISTAL  GROUP"
Intellectual Property" which shall mean all the intellectual property (except as expressly stated below) of KRISTAL GROUP owned, licensed or otherwise used in the business conducted by KRISTAL GROUP for the microfilm, et al, scanning device design, all hardware design, and computer programming code and software owned by KRISTAL GROUP including but not limited to any and all Software needed to allow the scanning/digitizing/reading device to operate in a reliable and commercial manner, programs software (as more fully described in Schedule 1.1.1(A), including the trademarks and (and any other trademarks), and including without limitation the intellectual property listed on or related to the intellectual property listed on Schedule 1.1.1(A), in both machine readable and/or human readable form, and including: (i) rights to, and any rights to apply for and/or register, patents and patent applications, copyrights, trademarks, trade secrets and all other proprietary rights relating to such intellectual property, (ii) records and files relating to manufacturing, quality control, sales, marketing and customer support and designs for such intellectual property, (iii) Derivative Works of such KRISTAL GROUP Intellectual Property, and (iv) all related Documentation. "Derivative Work" means any translation (including any translation into other computer languages), portation, modification, correction, addition, extension, upgrade, improvement, compilation, abridgment or other form prepared by or for KRISTAL GROUP and presently in the possesssion of or under the control of KRISTAL GROUP in which the KRISTAL GROUP Intellectual Property has been recast, transformed, or adopted. "Documentation" means any and all software, hardware and firmware listings, fully commented and updated source code, complete system built software and instructions related to the KRISTAL GROUP Intellectual Property in the posssession or under the control of KRISTAL GROUP, and any and all user, technical and business documentation related to the KRISTAL GROUP Intellectual Property in the possession or under the control of KRISTAL GROUP in both machine readable and/or human readable form.

                  1.1.2 Other Assets. "Other Assets" shall mean all of KRISTAL GROUP's hardware patents, rights to hardware patents, customer lists, contracts, agreements, licenses or license agreements, commitments, warranties, claims and other existing and inchoate rights, but excluding without limitation, cash, marketable securities, receivables and rights relating to contractual obligations.

         All of the above shall be referred to as the "Acquired Assets."

         1.2 Liabilities. CHRYSALIS shall not assume or be deemed to have assumed, or to have any obligations with respect to, any liabilities or obligations of KRISTAL GROUP of any nature whatsoever, whether such other liabilities and obligations arose or arise before or after, or mature before or after, the Closing (the "Retained Liabilities").

         1.3 Purchase Price and Payment. The purchase price (the "Purchase Price") for the Acquired Assets shall consist of the following:

                  1.3.1 Stock Issuance. At Closing, CHRYSALIS shall deliver to the KRISTAL GROUP 6,000,000 shares of common stock of CHRYSALIS ("CHRYSALIS" Common Shares") as follows:


                                                          NUMBER OF
        KRISTAL GROUP                                  CHRYSALIS SHARES
        -------------                                  ----------------
James Lucas                                                1,500,000
Glenn & Paulette Kimball                                   1,500,000
Marek Niczyporuk                                           1,300,000
James L. and Barbara Baker Quinn                           1,100,000
Herbert L. and Patricia A. Walker                            500,000
Alva D. and Kirstin Cravens                                  100,000
TOTAL                                                      6,000,000

Immediately after the Closing, CHRYSALIS will place the Acquired Assets into a newly-formed, wholly-owned subsidiary known as CybeRecord Inc. (the "Subsidiary"), and shall cause the Subsidiary to commence operations immediately. Also, immediately after closing, CHRYSALIS Board of Directors shall cause a special shareholders meeting to be convened for the purposes of amending the corporation's articles and bylaws, as necessary, to establish a board of directors of five individuals, and to elect directors to a term of office that shall commence immediately upon election. These obligations shall survive closing.

         1.4 Closing and Delivery of Acquired Assets. The closing of the transaction (the "Closing") and delivery of the Acquired Assets will take place upon execution of this Agreement (the "Closing Date"), at such date or place as agreed to by the parties hereto.

         1.5 Conveyance of Acquired Assets. The sale, conveyance, transfer, assignment and delivery to CHRYSALIS of the Acquired Assets, as herein provided, shall be effected by such bills of sale, endorsements, assignments and other instruments of transfer and conveyance as may be necessary to vest in CHRYSALIS the right, title and interest of KRISTAL GROUP in and to the Acquired Assets, free and clear of all liens, claims, charges and encumbrances, except as otherwise provided in this Agreement. Such documents shall include, without limitation, a Bill of Sale and an Assignment of Rights in the forms attached hereto as Schedules 1.5(A) and (B), respectively. KRISTAL GROUP shall, at the Closing or at any time or from time to time after the Closing, upon request, perform or cause to be performed such acts, and execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such documents, as may be reasonably required or requested to effectuate the sale, conveyance, transfer, assignment and delivery to CHRYSALIS of any of the Acquired Assets or for the performance by KRISTAL GROUP of any of its obligations hereunder.

                                   ARTICLE II
                          REPRESENTATION AND WARRANTIES

         2.1 Representations and Warranties of KRISTAL GROUP. KRISTAL GROUP represents and warrants to CHRYSALIS on execution of this Agreement and on the Closing Date as follows:

                  2.1.1 KRISTAL GROUP Intellectual Property. KRISTAL GROUP owns all the KRISTAL GROUP Intellectual Property used or under development in KRISTAL GROUP's business as currently conducted. Schedule 1.1.1(A) lists: (i) all patents, copyrights, trademarks, trade names, service marks, and any applications therefor included in the KRISTAL GROUP Intellectual Property, together with a list of all of KRISTAL GROUP's hardware and software products; and (ii) all licenses, sublicenses and other agreements to which KRISTAL GROUP is a party and pursuant to which KRISTAL GROUP or any other person is authorized to use any of the KRISTAL GROUP Intellectual Property or other trade secrets of KRISTAL GROUP, and includes the identities of the parties thereto, a description of the nature and subject matter thereof, and certain terms thereof. KRISTAL GROUP is not, nor as a result of the execution, delivery or performance of KRISTAL GROUP's obligations hereunder will be, in violation of any license, sublicense or agreement described in Schedule 1.1.1(A). KRISTAL GROUP: (i) is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens and encumbrances), the KRISTAL GROUP Intellectual Property; and (ii) has sole and exclusive rights to use of the KRISTAL GROUP Intellectual Property. KRISTAL GROUP is not contractually obligated to pay any compensation to any third party, nor is any third party otherwise entitled to any compensation, with respect to KRISTAL GROUP's use of the KRISTAL GROUP Intellectual Property. The manufacture, sale or use of any product or process as now used or offered by KRISTAL GROUP does not infringe any copyright, trade secret, trademark, service mark, trade names, firm names, logo, trade dress or any patent of any person. No adverse claims with respect to the KRISTAL GROUP's Intellectual Property have been asserted or, to the knowledge of KRISTAL GROUP, threatened by any person, nor are there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale or issue of any product or process as now used or offered for sale by KRISTAL GROUP infringes or will infringe on any copyright, trade secret, trademark, service mark, logo, trade dress or patent of any person, (ii) against the use by KRISTAL GROUP of any trade secrets, copyrights, trademarks, trade names, firm names, logos, trade dress patents, technology, know-how, processes or computer software programs and applications used in the business of KRISTAL GROUP relating to the Properties as currently conducted, or (iii) challenging the ownership, validity or effectiveness of any of the KRISTAL GROUP Intellectual Property. All granted and issued patents and all registered trademarks listed on Schedule 1.1.1(A) and all copyrights held by KRISTAL GROUP are valid, enforceable and subsisting. To KRISTAL GROUP's knowledge, there is and has been no material unauthorized use, infringement or misappropriation of any of the KRISTAL GROUP Intellectual Property by any third party, employee or former employee.

                  2.1.2 Disclosure. No representation or warranty made by KRISTAL GROUP in this Agreement, nor any document, written information, statement, financial statement, certificate or exhibit prepared and furnished by KRISTAL GROUP or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

                  2.1.3 Reliance. The foregoing representations and warranties are made by KRISTAL GROUP with the knowledge and expectation that CHRYSALIS is placing reliance thereon.

         2.2 Representations and Warranties of CHRYSALIS. CHRYSALIS represents and warrants to KRISTAL GROUP as follows:

                  2.2.1 Organization, Standing and Power. CHRYSALIS is a corporation duly organized, validly existing and in good standing under the laws of Florida, has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the Business Condition of CHRYSALIS.

                  2.2.2 Authority. The execution, delivery, and performance of this Agreement by CHRYSALIS has been duly authorized by all necessary action of the Board of Directors of CHRYSALIS. CHRYSALIS has duly and validly executed and delivered this Agreement, and this Agreement constitutes a valid, binding and enforceable obligation of CHRYSALIS in accordance with its terms.

                  2.2.3 Disclosure. No representation or warranty made by CHRYSALIS in this Agreement, nor any document, written information, statement, financial statement, certificate or exhibit prepared and furnished or to be prepared and furnished by CHRYSALIS or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

                  2.2.4 Control. Upon Closing, the KRISTAL GROUP shall own a controlling interest of CHRYSALIS stock. KRISTAL GROUP will own 6,000,000 shares and 1,500,000 options. The KRISTAL GROUP will own no less than fifty-three percent (53%) of the outstanding stock of CHRYSALIS.

                  2.2.5 Reliance. The foregoing representations and warranties are made by CHRYSALIS with the knowledge and expectation that KRISTAL GROUP is placing reliance thereon.

                                   ARTICLE III
                              CONDITIONS PRECEDENT

         3.1 Conditions of Obligation of CHRYSALIS. The obligation of CHRYSALIS to effect the purchase is subject to the satisfaction of the following condition:

                  3.1.1 Transfer Agreement. KRISTAL GROUP shall have executed, and delivered to CHRYSALIS, a Transfer Agreement by which KRISTAL GROUP shall have irrevocably assigned and transferred to CHRYSALIS any and all right, title and interest they may hold or may have held in the CHRYSALIS Intellectual Property and shall have released CHRYSALIS from any and all claims relating thereto.

                  3.1.2 Employment Agreements. As a condition precedent to the obligation of CHRYSALIS to perform hereunder, each of the executive officers of KRISTAL GROUP shall sign at the Closing employment agreements with KRISTAL GROUP which shall contain terms and conditions acceptable to CHRYSALIS, including, without limitation, acceptable non-competition agreements.

                                   ARTICLE IV
                              ADDITIONAL AGREEMENTS

         In addition to the foregoing, CHRYSALIS and KRISTAL GROUP each agree to take the following actions after the execution of this Agreement.

         4.1 Expenses. Whether or not this Agreement is closed, except as specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

         4.2 Additional Agreements. In case at any time after the Closing Date, any further action is reasonably necessary or desirable to carry out the purposes of this Agreement, the proper representatives of each party to this Agreement shall take all such necessary action, e.g., in the case of any documents required to effectuate the transfer of the Acquired Assets, or to make any governmental filings.

         4.3 Taxes. Any sales or use or similar tax or levy arising from the transactions contemplated by this Agreement shall be the sole responsibility of CHRYSALIS and CHRYSALIS shall indemnify KRISTAL GROUP from and against any liability arising in connection therewith; provided, however, that KRISTAL GROUP shall pay any and all state, local, provincial, United States or Canadian income tax or excise taxes imposed on or assessed against KRISTAL GROUP as a result of this transaction, and KRISTAL GROUP shall indemnify CHRYSALIS from and against any and all liability arising in connection therewith.

         4.4 Brokers and Finders. KRISTAL GROUP will be responsible for and pay any fees that may be owed to any broker previously retained (or who claims to have been retained) by KRISTAL GROUP, and shall hold CHRYSALIS harmless from any liability arising from such claim(s) with the exception of Marvin Belcher who will receive 50,000 shares of Chrysalis from Chrysalis immediately following the closing of this transaction.

         4.5 Documentation. KRISTAL GROUP shall provide to CHRYSALIS documentation containing all specifications and design of any and all hardware and the source code and the object code of the KRISTAL GROUP Intellectual Property, where appropriate.

                                    ARTICLE V
                                 INDEMNIFICATION

         5.1 Indemnification Relating to Agreement.

                  5.1.1. KRISTAL GROUP hereby agrees to defend, indemnify, and hold CHRYSALIS harmless from and against, and to reimburse CHRYSALIS with respect to, any and all losses, damages, liabilities, claims, judgments, settlements, fines, costs, and expenses (including attorneys' fees) ("Indemnifiable Amounts") of every nature whatsoever incurred by CHRYSALIS by reason of or arising out of or in connection with (i) any breach, or any claim (including claims by parties other than CHRYSALIS) that would, if true, constitute a breach by KRISTAL GROUP of any representation, warranty, or covenant of KRISTAL GROUP contained in this Agreement or in any agreement, certificate or other document delivered to CHRYSALIS pursuant to the provisions of this Agreement, and (ii) the failure, partial or total, of KRISTAL GROUP to perform any agreement or covenant required by this Agreement.

                  5.1.2. CHRYSALIS agrees to defend, indemnify, and hold KRISTAL GROUP harmless from and against, and to reimburse KRISTAL GROUP with respect to, any and all Indemnifiable Amounts of every nature whatsoever incurred by KRISTAL GROUP by reason of or arising out of or in connection with (i) any breach, or any claim (including claims by parties other than KRISTAL GROUP) that would, if true, constitute a breach by CHRYSALIS of any representation, warranty, or covenant of CHRYSALIS contained in this Agreement (including, but not limited to, CHRYSALIS's obligations with respect to the Assumed Contracts) or in any agreement, certificate or other document delivered to KRISTAL GROUP pursuant to the provisions of this Agreement, and (ii) the failure, partial or total, of CHRYSALIS to perform any agreement or covenant required by this Agreement.

         5.2 Third Party Claims. For the purposes of this Section 5.2, a party seeking indemnification pursuant to Section 5.1 shall be referred to as the "Indemnified Party" and a party to whom such notice is addressed shall be referred to as the "Indemnitor." With respect to any claims or demands by third parties, whenever an Indemnified Party shall have received a written notice that such a claim or demand has been asserted or threatened, the Indemnified Party shall notify the Indemnitor of such claim or demand and of the facts within the Indemnified Party's knowledge that relate thereto within a reasonable time after receiving such written notice. The Indemnitor shall then have the right to contest, negotiate or settle any such claim or demand through counsel of their own selection, satisfactory to the Indemnified Party and solely at their own cost, risk, and expense. Notwithstanding the preceding sentence, the Indemnitor shall not settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent of an Indemnified Party, which consent shall not be unreasonably withheld. By way of illustration and not limitation, it is understood that an Indemnified Party may object to a settlement or compromise which includes any provision which in its reasonable judgment may have an adverse impact on or establish an adverse precedent for the Business Condition of an Indemnified Party or any of its Subsidiaries. An Indemnified Party shall not have the right to object to a settlement which consists solely of the payment of a monetary damage amount and which is fully indemnified by KRISTAL GROUP. If the Indemnitor fails to given written notice to an Indemnified Party of its intention to contest or settle any such claim or demand within twenty (20) calendar days after the Indemnified Party has notified the Indemnitor that any such claim or demand has been made in writing and received by the Indemnified Party, or if any such notice is given but any such claim or demand is not promptly contested by the Indemnitor, the Indemnified Party shall have the right to satisfy and discharge the same by payment, compromise, or otherwise, and the Indemnitor shall be entirely liable therefor to the Indemnified Party under this indemnity. The Indemnified Party may also, if it so elects and entirely within its own discretion, defend any such claim or demand if the Indemnitor fails to give notice of their intention to contest or settle and such claim or demand, in which event the Indemnitor shall be required to indemnify the Indemnified Party and its affiliates for any and all costs, losses, liabilities, and expenses whatsoever, including without limitation attorneys' and other professional fees, that the Indemnified party may sustain, suffer, incur, or become subject to as a result of the Indemnified Party's decision to defend any such claim or demand.

                                   ARTICLE VI
                                  MISCELLANEOUS

         6.1 Entire Agreement. Notwithstanding anything to the contrary, this Agreement, including the agreements, exhibits and schedules delivered pursuant to this Agreement, contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersedes all prior agreements, negotiations, correspondence, undertakings, and communications of the parties, whether oral or written, respecting that subject matter.

         6.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York as applied to agreements entered into and entirely to be performed within that state.

         6.3 Notices. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if personally delivered by hand, (ii) upon the third business day after such notice is (a) deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return required, or (b) sent by a nationally recognized overnight express courier, or (iii) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient's facsimile machine) of receipt by the recipient of such notice:

If to CHRYSALIS:                      Chrysalis Hotels & Resorts, Inc.
---------------                       10900 NE 8th Street
                                      Bellevue, Washington 98004
                                      Telephone No. (425) 688-3031
                                      Fax No. (425) 990-5979

With a copy to:                       John B. Lowy, P.C.
--------------                        John B. Lowy, President
                                      645 Fifth Avenue, 4th FL
                                      New York, NY 10022
                                      Telephone No. (212) 371-7799
                                      Fax No. (212) 371-8527

If to KRISTAL GROUP:                  KRISTAL GROUP
-------------------                   James Lucas
                                      21 El Cerrito Ave
                                      San Mateo, CA 94402
                                      Telephone No. (650) 343-4771
                                      Fax No. (650) 343-4779

With a copy to:                       Malcolm C. McLellan
--------------                        Davis Arneil Law Firm
                                      617 Washington Street
                                      Wenatchee, WA 98801
                                      Telephone No. 509.662.9074
                                      Fax No. 509.662.9074

         Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 6.3.

         6.4 Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be modified rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent.

         6.5 Survival of Representations and Warranties. All representations and warranties contained in this Agreement, including the exhibits and schedules delivered pursuant to this Agreement, shall survive the Closing Date.

         6.6 Assignment. No party to this Agreement may assign, by operation of law or otherwise, all or any portions of its rights, obligations, or liabilities under this Agreement without the prior written consent of the other party to this Agreement, which consent may be withheld in the absolute discretion of the party asked to grant such consent. Any attempted assignment in violation of this
Section 6.6 shall be voidable and shall entitle the other party to this Agreement to terminate this Agreement at its option.

         6.7 Counterparts. This Agreement may be executed in any number of counterparts. All such counterparts shall constitute a single document with the same force and effect as if all Parties signing a counterpart had signed all the other counterparts.

         6.8 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         6.9 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section, Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes," and "including," when used therein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         6.10 No Third Party Beneficiaries. Nothing in this Agreement shall be deemed to create in any person not a signatory to this Agreement any rights (including rights as a third party beneficiary) under this Agreement.

         IN WITNESS WHEREOF, CHRYSALIS and KRISTAL GROUP have executed this Agreement as of the date first written above.

                                           CHRYSALIS HOTELS & RESORTS CORP.


                                           By:   /s/ THOMAS MORIKAWA
                                              ----------------------
                                                Thomas Morikawa, Chairman

KRISTAL GROUP:


/s/  JAMES LUCAS                                 /s/  JAMES L. QUINN
----------------------------------               -------------------
James Lucas                                      James L. Quinn


 /s/  BARBARA BAKER QUINN                        /s/  HERBERT J. WALKER
----------------------------------               ----------------------
Barbara Baker Quinn                              Herbert J. Walker


/s/  PATRICIA A. WALKER                          /s/  GLENN KIMBALL
----------------------------------               ------------------
Patricia A. Walker                               Glenn Kimball

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/s/  PAULETTE KIMBALL                            /s/  MAREK NICZYPOURK
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Paulette Kimball                                 Marek Niczypourk


/S/  ALVA D. CRAVENS                             /s/  KIRSTIN CRAVENS
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Alva D. Cravens                                  Kirstin Cravens














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